UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 14, 2017, AcelRx Pharmaceuticals, Inc. (the “Company”) entered into a second amendment (the “Lease Amendment”) to that certain lease dated December 21, 2011, as amended by a first amendment, dated as of May 2, 2014 (the “Existing Lease,” and as amended by the Lease Amendment, the “Lease”)), with Metropolitan Life Insurance Company (the “Landlord”) for the Company’s current principal executive offices, approximately 26,000 square feet located at 301 – 351 Galveston Drive, Redwood City, California. Pursuant to the Lease Amendment, the term of the Existing Lease has been extended for a period of seventy-two (72) months (the “Extended Term”) beginning February 1, 2018 and expiring January 31, 2024 (the “Expiration Date”), unless sooner terminated pursuant to the terms of the Lease.

Pursuant to the Lease Amendment, the Company will pay on a monthly basis annual rent of approximately $1.2 million, with annual increases each 12-month period beginning February 1st, and the first two months to be abated provided that the Company is not in default thereunder. In addition, the Company will pay the Landlord specified percentages of certain operating expenses related to the leased facility incurred by the Landlord.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of AcelRx Pharmaceuticals, Inc. (the “Company”) was held on June 15, 2017. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 45,380,473 shares of common stock entitled to vote at the Annual Meeting. A total of 35,217,703 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal No. 1

Howard B. Rosen and Mark Wan were elected as directors to hold office until the 2020 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Howard B. Rosen	13,213,090	828,214	21,176,399
Mark Wan	13,119,799	921,505	21,176,399

In addition to the directors elected above, Adrian Adams, Richard Afable, M.D., and Mark G. Edwards will continue to serve as directors until the 2018 Annual Meeting of Stockholders and Stephen J. Hoffman, M.D., Ph.D. and Pamela P. Palmer, M.D., Ph.D. will continue to serve as directors until the 2019 Annual Meeting of Stockholders, and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2017 was ratified by the following vote:

For	Against	Abstain
34,617,920	469,008	130,775

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Lease between Metropolitan Life Insurance Company and the Registrant, dated June 14, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2017	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Jane Wright-Mitchell
Jane Wright-Mitchell
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Lease between Metropolitan Life Insurance Company and the Registrant, dated June 14, 2017.